Exhibit 99.1

American Energy Fields, Inc. Enters MOU With American Nuclear Resources LLC For Purchase Of Colorado Plateau Mining Properties

February 24, 2011; Phoenix, AZ; American Energy Fields, Inc. (OTCBB: AEFI; the "Company") is pleased to announce it has finalized a memorandum of understanding to acquire from American Nuclear Resources LLC as portfolio of properties on the Colorado Plateau in southern Utah and southwestern Colorado.

The portfolio includes past producing properties in the Uravan Mineral Belt, located within 50 miles of Dennison Mines Corp.’s operating White Mesa mill, and within 16 miles of Energy Fuels Inc.’s proposed and newly permitted Pinon Ridge Mill.  The Uravan Mineral Belt has produced over 100 million pounds of U3O8 to date.  In addition to past production, Yellowcake Mining conducted a drilling program on the Uravan properties in 2008.

The portfolio also includes properties in the past producing Marysvale District, the Henry Mountains District, White Canyon, and the Cottonwood Wash area.

The total portfolio consists of more than 8,000 acres of unpatented lode mining claims on Bureau of Land Management (“BLM”) land and a Utah State Minerals Lease consisting of over 1,500 acres.  As some of the properties have produced uranium in the past, the infrastructure is in place to commence near-term production, contingent on fulfilling permitting requirements.

Company President and CEO, Joshua Bleak, stated, “We are excited to acquire this portfolio of past-producing uranium properties.  The entire Colorado Plateau region has a significant history of uranium production.  As past producers, we hope to bring these properties into near-term production, capitalizing on the vicinity to operating and proposed uranium mills.”

About American Energy Fields, Inc.
American Energy Fields (AEFI) is a resource company focused on exploring and developing the natural energy resources of the United States.  American Energy Fields’ corporate strength lies in its management's experience in the finance and natural resource sectors.   AEFI has one of the most prolific mining databases for energy related projects within the United States.  With this database, AEF will target and acquire projects with previous production and/or exploration and work towards fully developing those projects to drive revenues and build core reserves.
For further information please contact:

Corporate Office
3266 W Galveston Dr. Suite #101
Apache Junction, Arizona 85120
480-288-6530
www.americanenergyfields.com

Investor Relations
info@americanenergyfields.com

Safe Harbor Statement
Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.